Exhibit 21.1
Subsidiaries
(as of December 31, 2022)

Subsidiary Name	Jurisdiction	DBA’s
America's PowerSports, Inc.	Delaware
APS Austin Holdings, LLC	Texas
APS of Georgetown, LLC	Delaware	RideNow Georgetown
APS of Ohio, LLC	Delaware	Powder Keg Harley-Davidson
APS of Oklahoma LLC	Delaware	Fort Thunder Harley-Davidson
APS of Texas LLC	Delaware	Central Texas Harley Davidson
APS Texas Holdings, LLC	Texas
Autosport USA, Inc.	Delaware	Got Speed
Bayou Motorcycles LLC	Louisiana	Baton Rouge Harley-Davidson
Hammond Harley-Davidson
BJ Motorsports, LLC	Nevada	RideNow Powersports on Boulder
C&W Motors, Inc.	Arizona	RideNow Powersports Chandler
RideNow Euro
Victory BMW
RideNow Powersports Goodyear
CMG Powersports, Inc.	Delaware
Coyote Motorsports-Allen, Ltd.	Texas	Black Gold Harley-Davidson
Coyote Motorsports-Garland, Ltd.	Texas	Dallas Harley-Davidson
DHD Allen, LLC	Texas
DHD Garland, LLC	Texas
DLV Motorcycle, LLC	Nevada	Ducati Las Vegas
East Valley Motorcycles, LLC	Arizona	Chandler Harley-Davidson
ECHD Motorcycles, LLC	California	El Cajon Harley-Davidson
Freedom Powersports, LLC	Texas
Freedom Powersports Canton, LLC	Delaware	RideNow Powersports Canton
Freedom Powersports Dallas , LLC	Texas	RideNow Powersports Dallas
Freedom Powersports Decatur, LLC	Texas	RideNow Powersports Decatur
Freedom Powersports Fort Worth, LLC	Texas	RideNow Powersports Fort Worth
Freedom Powersports Huntsville, LLC	Alabama	RideNow Powersports Huntsville
Freedom Powersports Johnson County, LLC	Texas	RideNow Powersports Johnston County
Freedom Powersports Lewisville, LLC	Texas	RideNow Powersports Lewisville
Freedom Powersports McDonough, LLC	Delaware	RideNow Powersports McDonough
Freedom Powersports McKinney, LLC	Texas	RideNow Powersports McKinney
Freedom Powersports Farmers Branch, LLC	Texas	RideNow Powersports Farmers Branch
Freedom Powersports Denton, LLC	Texas	RideNow Powersports Denton
Freedom Powersports Real Estate, LLC	Texas

FPS RE Dallas, LLC	Texas
FPS RE Hudson Oaks, LLC	Texas
FPS RE Hurst, LLC	Texas
EA Powersports Hurst, LLC	Texas
FPS RE Athens, LLC	Delaware
FPS RE Fort Worth, LLC	Texas
FPS RE Lewisville, LLC	Texas
FPS RE McDonough, LLC	Texas
FPS RE McKinney, LLC	Texas
FPS RE Burleson, LLC	Texas
Fort Thunder 355 Holdings, Inc.	Delaware
Fun Center 355 Holdings, Inc.	Delaware
Georgetown 355 Holdings, Inc.	Delaware
Glendale Motorcycles, LLC	Arizona	Arrowhead Harley-Davidson
Roadrunner Harley-Davidson
INDTUC, LLC	Arizona	Indian Motorcycle Tucson
IOT Motorcycles, LLC	Arizona	Sin City Indian Motorcycle
J.J.B. Properties, LLC	Arizona	RideNow Powersports Surprise
Metro Motorcycle, Inc.	Arizona	RideNow Powersports Peoria
Indian Motorcycle of Peoria
NextGen Pro, LLC	Delaware
North County 355 Holdings, Inc.	Delaware
Powder Keg 355 Holdings, Inc.	Delaware
RHND Ocala, LLC	Florida	War Horse Harley-Davidson
Ride Now 5 Allen, LLC	Texas	RideNow Powersports Forney
Ride Now, LLC	Nevada	RideNow Powersports on Rancho I
RideNow Powersports on Rancho II
Ride Now-Carolina, LLC	North Carolina	RideNow Powersports Concord
Indian Motorcycle Concord
RideNow Fairfield LLC	Ohio
RideNow PowerSports East Bay LLC	Nevada
RideNow Powersports Philadelphia, LLC	Delaware
RideNow PowerSports Tallahassee LLC	Florida
RideNow PowerSports Temecula LLC	Nevada
RideNow PowerSports Tracy LLC	Nevada
RideNow PowerSports San Diego LLC	Nevada
RideNow Rentals, LLC	Nevada
Ride USA, L.L.C.	Florida	RideNow Powersports Ocala
Indian Motorcycle of Ocala
RMBL Express, LLC	Delaware

RMBL Missouri, LLC	Delaware
RMBL Texas, LLC	Delaware
RN Tri-Cities, LLC	Washington	Rattlesnake Mountain Harley-Davidson
RideNow Powersports Tri-Cities
RN-Gainesville, LLC	Florida	RideNow Powersports Gainesville
RNAJ, LLC	Arizona	RideNow Powersports Apache Junction
RNKC LLC	Kansas	Indian Motorcycle of Kansas City
Triumph Kansas City
RNMC Daytona, LLC	Florida	Indian Motorcycle Daytona Beach
RideNow Daytona Beach
RO Fairwinds, LLC	Florida	RideNow Beach Boulevard
ROF SPV I, LLC	Delaware
RumbleOn Dealers, Inc.	Delaware
RumbleOn Finance, LLC	Nevada
RumbleOn Tennessee, LLC	Delaware
San Diego House of Motorcycles, LLC	California	RideNow SoCal
TC Motorcycles, LLC	Florida	RideNow Jacksonville
Team RumbleOn, LLC	Nevada
Top Cat Enterprises, LLC	Arizona	RideNow Powersports on Ina
Tucson Motorcycles, Inc.	Arizona	Harley-Davidson of Tucson
Old Pueblo Harley-Davidson
Tucson Motorsports Inc.	Arizona	RideNow Powersports Tucson
Wholesale Express, LLC	Tennessee
Wholesale, Inc.	Tennessee
Woods Fun Center, LLC	Texas	RideNow Austin
BMW Motorcycles of Austin
YSA Motorsports, LLC	Arizona	Ridenow Powersports Phoenix
Team RumbleOn, LLC	Nevada